Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONE Gas, Inc., on Form S-8 (File Nos. 333-193690 and 333-205099) of our report dated June 15, 2018, on our audits of the financial statements and supplemental schedules of the ONE Gas, Inc. 401(k) Plan, as of December 31, 2017 and 2016, and for the year ended December 31, 2017, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma
June 15, 2018